EXHIBIT 10.25


                          EMPLOYEE RETENTION AGREEMENT

      THIS EMPLOYEE RETENTION AGREEMENT (this "Agreement") is made as of this First day of February, 2000, by and between GARGOYLES, INC., a Washington corporation (the "Company"), and CYNTHIA L. POPE ("Employee").

                                    RECITAL

      The Company desires to retain the services of Employee to assist in the continued restructure and growth of the Company and to provide for severance in the event of a change in control of the Company, and Employee is willing to assist in such efforts.

                                   AGREEMENT

      NOW, THEREFORE, in consideration of the premises, the parties hereto hereby agree as follows:

      1. CHANGE IN CONTROL. For purposes of this Agreement, a Change in Control shall mean the earliest date upon which one of the following occurs:
(i) the sale or other disposition of all or substantially all of the assets of the Company, except pursuant to a proceeding involving a foreclosure and liquidation of the assets, (ii) the sale or other transfer of voting securities representing a majority of the votes entitled to be cast for the election of directors of the Company, (iii) the sale or other transfer of a majority of the value of the equity of the Company, or (iv) a merger, consolidation, reorganization or other similar transaction involving the Company.

      2. BONUS UPON A CHANGE IN CONTROL. Upon the occurrence of a Change in Control which occurs on or before January 31, 2001, Employee shall have earned a bonus of One Hundred Sixty-Five Thousand Dollars ($165,000), payable upon the date of the occurrence of the Change in Control.

      3. SEVERANCE. If prior to January 31, 2001, Employee's employment with the Company is terminated for any reason other than for cause or due to the death or voluntary resignation of Employee, the Company shall pay Employee severance in the amount of One Hundred Sixty-Five Thousand Dollars ($165,000) payable on the date of termination of Employee's employment with the Company. If Employee has received the consideration set forth in Section 2 hereof due to a Change in Control, then no severance shall be due and payable to Employee under this Section 3.

      IN WITNESS WHEREOF, the parties hereto have executed this Employee Retention Agreement as of the date set forth above.

GARGOYLES, INC.


/s/ Leo Rosenberger
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Leo Rosenberger, CEO and CFO


/s/ Cynthia L. Pope
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CYNTHIA L. POPE